UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 1, 2016
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	000-49629	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement
Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) and Braden Court Associates (the “Landlord”) are parties to that certain Amended and Restated Lease Agreement dated September 8, 2014 (the “Lease”) under which the Company leases three buildings located in Lake Forest, California. A copy of the Lease was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2014.

On March 1, 2016, the Company and Landlord entered into a First Amendment to Lease Agreement (the “Lease Amendment”) pursuant to which the Company and Landlord agreed that (1) $100,000 of the total monthly Base Rent (as defined in the Lease) amount that the Company is scheduled to pay for each of the months of March 2016 through June 2016 would be deferred until December 1, 2016, (2) the Company would pay Landlord 9% interest on the amount of the deferred Base Rate, which amounts to $22,525, and (3) the Landlord has the right to occupy, free of charge, approximately 2,000 square feet of office space located in building 3A during the period of April 1, 2016 through December 31, 2016.

A copy of the Lease Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Lease Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.1	First Amendment to Lease Agreement, dated March 1, 2016, between Quantum Fuel Systems Technologies Worldwide, Inc. and Braden Courts Associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

March 4, 2016	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Lease Agreement, dated March 1, 2016, between Quantum Fuel Systems Technologies Worldwide, Inc and Braden Court Associates.